ARTICLES OF INCOP

OF

MCGINLEY ORTHOPAEDIC INNVOATIONS, INC.

A Wyoming Corporation

Pursuant to Wyo. Stat. §§ 17-29-1009 and 17-26-101, McGinley Orthopaedic Innovations, LLC, with Articles of Organization filed with the Secretary of State on April 27, 2012, hereby converts to a Wyoming corporation as set forth in the Statement of Conversion attached hereto and as stated as follows:

RECITALS

WHEREAS, the company was originally created on April 27, 2012, in the State of Wyoming.

WHEREAS, the original name of the limited liability company formed in the state of Wyoming is McGinley Orthopaedic Innovations, LLC, with filing ID No. 2012-000621432.

WHEREAS, the members approved the conversion of the entity from a limited liability company to a corporation by more than 65% of the Membership Interests, as required by the Operating Agreement, with 77% of the Membership Interests voting in favor of the conversion and no votes against.

WHEREAS, the name of the converted entity shall be McGinley Orthopaedic Innovations,

ARTICLE I. NAME OF THE CORPORATION

The name of the Corporation shall be: McGinley Orthopaedic Innovations, Inc.

ARTICLE II. REGISTERED AGENT

The name and physical address of the Corporation's registered agent is: Hathaway & Kunz, LLP, 2515 Warren Ave., Suite 500, Cheyenne, Wyoming 82001.

In accordance with Wyo. Stat. § 17-28-104(e), the business entity consents to service by electronic means per the requisite email address set forth in the organizer signature block below for use in the limited circumstances where the business entity has no registered agent or where the agent cannot with reasonable diligence be served.

ARTICLE III. MAILING ADDRESS

The mailing address of the Corporation is 234 E 1st Street, Suite 242, Casper, W

ARTICLE IV. PRINCIPAL OFFICE ADDRESS

The principal office address of the Corporation is 234 E 1st Street, Suite 242, Casper, Wyoming 82601.

ARTICLE V. AUTHORIZED STOCK

A. The corporation is authorized to issue one (1) class of common shares. Common shares shall be common stock with voting rights, as such is restricted herein. The corporation is authorized to issue an unlimited number of common shares of stock.

B. Dividends may be declared by the Board of Directors of the Corporation and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

C. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

D. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

E. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation from time to time as it deems necessary in the best interests of the Corporation or as required by law.

F. The Board of Directors shall have the authority to determine whether the Corporation will issue physical stock certificates.

ARTICLE VI. NO PREEMPTIVE RIGHTS

No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, unless specifically authorized by the Board of Directors of the Corporation.

ARTICLE VII. DIRECTORS

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The Board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted by this Article or determined by the Directors as set forth in the Bylaws of this Corporation. There shall not be fewer than one (1) member of the Board of Directors and no more than seven (7) members of the Board of Directors.

B. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation, subject to any restrictions that may be set forth in these Articles of Incorporation.

C. Each member of the Board of Directors shall have one vote at a meeting of the Board of Directors. Matters of the Board of Directors shall be decided by a majority of the directors present at a meeting of the Board of Directors at which a quorum is present. The Board of Directors shall be expressly permitted to take action without a meeting, provided such action is evidenced by a written consent and signed by a majority of the directors.

D. The name and address of the initial director of the corporation shall be: Joseph C. McGinley, 234 E 1st Street, Suite 242, Casper, Wyoming 82601.

E. The holders of record of Common Shares shall be entitled to elect the directors of the Corporation in accordance with Article VIII. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, an affirmative shareholder vote of sixty-five percent (65%) of common shares of stock eligible to vote and as in accordance with Article VIII.

ARTICLE VIII. SHAREHOLDER VOTING ON CORPORATE ACTIONS

A. Shareholders of the Corporation shall only be permitted to vote on those items set forth herein.

i) Removal of a Director;

ii) Election of Directors;

iii) Termination and dissolution of the Corporation;

iv) Amendment of these Articles, subject to Article XIII;

v) Any matter requiring a vote of the shareholders as provided in these Articles or the Wyoming Business Corporation Act.

B. Shareholders may vote by written consent, with or without a formal meeting or prior notice. Action taken by written consent may be taken if such consent is signed and dated by not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and such consents shall be delivered to the Corporation for inclusion in the minutes. Assignees or transferees of common shares of stock may not vote unless they become a holder of record with approval of the Directors of the Corporation.

C. The holder of each common share issued and outstanding shall have one vote in respect of each common share held immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation.

D. Unless otherwise specified herein, on any matter subject to shareholder approval, the affirmative vote or concurrence of the holders of more than fifty percent (50%) of the total votes of the outstanding common shares of the Corporation entitled to vote thereon are required to make effective all transactions that require shareholder approval under applicable law, except that the following shall require an affirmative shareholder vote of sixty-five percent (65%) of common shares of stock eligible to vote:

i) Confess a judgment against the Corporation, or to file or consent to filing a petition for or against the corporation under any federal or state bankruptcy, insolvency, or reorganization act;

ii) Sell substantially all of the property in liquidation or cessation of the business of the Corporation before actual termination of the Corporation;

iii) Amend these Articles except as provided in Article XIII;

iv) Change or reorganize the Corporation into any other legal form;

v) Expel a shareholder and force a mandatory redemption and/or acquisition of any shareholders shares;

vi) Dissolve and liquidate the Corporation;

vii) Distribute more than 25% of the fair market value of the corporation's assets in any tax year;

E. For all other matters not specifically enumerated herein, the Board of Directors shall have full authority to manage the Corporation.

ARTICLE IX. DIRECTOR LIMITATION OF LIABILITY

A. To the fullest extent permitted by Wyoming law, specifically Wyo. Stat 17-16-202 (2021) of the Wyoming Business Corporations Act, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or shareholders; (iii) violation of Wyo. Stat. 17-16-833; or (iv) an intentional violation of criminal law. If the Wyoming Business Corporations Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporations Act, as so amended.

B. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X. INDEMNIFICATION OF DIRECTORS OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, attorney or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, attorney or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

B. The Corporation shall advance expenses in advance of the final disposition of the case to or for the benefit of a director, officer, employee, fiduciary, or agent, who is party to a proceeding such as described in the preceding paragraph A to the maximum extent permitted by applicable law.

C. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation or other person entitled to indemnification existing at the time of such repeal or modification.

ARTICLE XI. DRAG-ALONG

A. In the event that the holders of more than sixty-five percent (65%) of the aggregate voting power of the issued and outstanding Common Shares (the "Dragging Shareholders") and the Board of Directors approve and agree to a proposed Trade Sale (as defined below) (as so approved and agreed, the "Approved Sale"), then the Dragging Shareholders shall have the right to require all other shareholders of the Corporation (the "Dragged Shareholders") by giving a written notice (the "Approved Sale Notice") to the Corporation and each of the Dragged Shareholders which shall include (i) a description and number of the shares, other equity securities or assets of the Corporation (or its subsidiary) to be sold, (ii) the identity and address of the prospective transferee, and (iii) the consideration for which the Approved Sale is proposed to be made, subject to and upon such terms and conditions as the Dragging Shareholders may reasonably require and within thirty (30) days after giving such Approved Sale Notice:

i. in the event an Approved Sale is to be brought to a vote at a general meeting of the Corporation and to the extent such Dragged Shareholder is entitled to vote, to vote as otherwise provided herein; and/or

ii. in the event that the Approved Sale is to be effected by the sale of shares of the Corporation, to sell all shares of the Corporation beneficially held by the Dragged Shareholders in the Approved Sale (or in the event that the Dragging Shareholders are selling fewer than all of their shares held in the Corporation, shares in the same proportion as the Dragging Shareholders are selling) on the same terms and conditions as those offered to the Dragging Shareholders.

B. For the purpose of this Article XI, a "Trade Sale" means any of the following events: (i) any consolidation, amalgamation, scheme of arrangement, reorganization, merger or other transaction in which the shareholders of the Corporation (or any subsidiary of the Corporation) immediately prior to such consolidation, amalgamation, scheme of arrangement, reorganization, merger or other transaction, own less than 50% of such surviving entity's voting power or share capital in the aggregate immediately after such consolidation, amalgamation, scheme of arrangement, reorganization, merger, or other transaction, (ii) any transaction or series of related transactions in which in excess of 50% of the Corporation's (or any of its subsidiaries') voting power or share capital is transferred; or (iii) a sale, transfer, lease, exclusive licensing or other disposition of all or substantially all of the assets of the Corporation or any of its subsidiaries (whether in a single transaction or a series of related transaction).

C. In furtherance of the foregoing, each Dragged Shareholder agrees:

i. in the event an Approved Sale is to be brought to a vote at a general meeting, each Dragged Shareholder (to the extent it is entitled to vote at such meeting) shall be present, in person or by proxy, or by electronic means at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any shareholder resolutions;

ii. in the event an Approved Sale is to be brought to a vote at a general meeting, each Dragged Shareholder (to the extent it is entitled to vote at such meeting) shall vote (in person, by proxy or by action by written consent, as applicable) all shares in the Corporation as to which it has record or beneficial ownership in favor of such Approved Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Corporation to consummate such Approved Sale;

iii. to refrain from exercising any dissenters' rights or rights of appraisal under applicable laws (if any) at any time with respect to such Approved Sale; and

1v. to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Dragging Shareholders.

D. Forthe avoidance of doubt, if and to the extent that there are inconsistencies between this Article XI and any other provisions of this Article, the terms of this Article XI shall prevail and control. Notwithstanding any provision in this Article, any transfer or transaction contemplated under this Article XI shall not be subject to any transfer restriction, or any prior written consent or approval of any shareholder or any director, except those specifically set forth in this Article XI.

ARTICLE XII. CONFLICTING INTEREST TRANSACTIONS

No act, contract, or other transaction between the Corporation and one or more of its directors, officers, or employees, or between the Corporation and any corporation or association of which one or more of this Corporation's officers, directors, or employees are in any way interested, shall be affected or invalidated in any way because of such fact; provided the director brings it to the attention of the Corporation and: (i) action by qualified directors disclaiming the corporation's interest in the opportunity is taken in compliance with the procedures set forth in the Wyoming Business Corporations Act, as if the decision being made concerned a director's conflicting interest transaction; or (ii) Shareholders' action disclaiming the corporation's interest in the opportunity is taken in compliance with the procedures set forth in Wyoming Business Corporations Act, as if the decision being made concerned a director's conflicting interest transaction, except that, rather than making required disclosure as defined under the Wyoming Business Corporations Act, in each case the director shall have made prior disclosure to those acting on behalf of the Corporation of all material facts concerning the business opportunity that are then known to the director.

ARTICLE XIII. AMENDMENT WITHOUT VOTE

A. The Board of Directors may, without a shareholder vote, amend any provision of these Articles or the Corporation's Bylaws and prepare and deliver any documents necessary to reflect:

i. A change in the name of the corporation or the location of the principal office of the Corporation;

ii. The admission, substitution, or termination of shareholders according to these Articles;

iii. A change that the Board of Directors in its sole discretion determines to be necessary or advantageous to qualify or to enable the corporation to continue to qualify as a corporation or to ensure that the tax treatment of the corporation does not change;

iv. A change that does not adversely affect the shareholders in any material respect or that is required or contemplated by these Articles; or

v.       Any other amendments similar to the foregoing.

B. Any other amendments require the affirmative approval of sixty-five (65%) of the issued and outstanding of common shares as set forth in Section VIII(D)(iii).

ARTICLE XIV. ELECTRONIC TRANSACTIONS

The directors, officers, and shareholders of the Corporation agree to conduct transactions by electronic means pursuant to the Uniform Electronic Transactions Act, codified as Wyo. Stat. § 40- 21-101 ct seq. All notices, communications, and meetings may be conducted or provided through the use of any means of communication, including, for meetings, electronic transmission by which all parties participating may communicate with each other during the meeting. Wherever notice is required under these Articles, the Corporation's Bylaws, or, if applicable by law, notice may be communicated by electronic transmission, such as by email, to the shareholders entitled to such notice. Notice by electronic transmission shall constitute written notice. Such notice shall be effective when an electronic transmission has been made to a data address, email address, or by any other electronic means provided by the shareholder.

ARTICLE XV. DIRECTOR DUTIES

In carrying out the duties of the Board, the Director(s) shall act as a fiduciary for the Shareholders. In fulfilling this fiduciary duty, the Director(s) shall act in good faith and loyalty in a manner the Director reasonably believes to be in the best interests of the Corporation and its Shareholders, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

ARTICLE XVI.

The incorporators' names and addresses follow:

Joseph C. McGinley, MD., Ph.D.

234 E 1st Street, Suite 242

Casper, Wyoming 82601

mcginley@mcginleyinnovations.com

 s//: Joseph McGinley

Joseph C. McGinley, MD., Ph.D.

Date: May, 112022

Statement of Conversion

1.                  Pursuant to Wyo. Stat. §§ 17-29-1009 and 17-26-101, McGinley Orthopaedic Innovations, LLC, with Articles of Organization filed with the Secretary of State on April 27, 2012, has converted to a corporation.

2.                  The original name of the limited liability company is McGinley Orthopaedic Innovations, LLC, with filing ID No. 2012-000621432.

3. The name of the new entity is McGinley Orthopaedic Innovations, Inc.

4. The original company was created on April 27, 2012, in the State of Wyoming.

5.                  The members approved the conversion of the entity from a limited liability company to a corporation by more than 65% of the Membership Interests, as required by the Operating Agreement, with 77% of the Membership Interests voting in favor of the conversion and no votes against.

DATED as of this 11th day of May 2022.

MCGINLEY ORTHOPAEDIC INNOVATIONS, INC.

BY: s//: Joseph McGinley

Incorporator

Joseph C. McGinley, M.D., Ph.D.

234 E 1st Street, Suite 242

Casper, Wyoming 82601

mcginley@mcginleyinnovations.com

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF CONVERSION

McGinley Orthopaedic Innovations, LLC converted from a Wyoming Limited Liability Company

toMcGinley Orthopaedic Innovations, Inc. a Wyoming Profit Corporation

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 13th day of May, 2022

s//: Edward A. Buchanan

Secretary of State

By: Shawn Havel

Filed Date: 05/13/2022

1

RESOLUTIONS

of

McGINLEY ORTHOPAEDIC INNOVATIONS, Inc.

The undersigned, being the sole Director of McGinley Orthopaedic Innovations, Inc. (the “Company”), and acting pursuant to his authority as set forth in the Articles of Incorporation of the Company dated May 13, 2022 (the “Articles”), hereby adopts the following resolutions:

WHEREAS, on May 13, 2022, the Company converted from a limited liability company to a corporation by filing Articles and a Statement of Conversion with the Wyoming Secretary of State; and

WHEREAS, such Articles authorize the Company to issue an unlimited number of one class of common shares of stock; and

WHEREAS, the Company now wishes to limit the common stock authorized to be issued to one hundred million (100,000,000) shares of common stock of one class;

NOW, THEREFORE, BE IT RESOLVED, that the Company’s previously authorized number of shares of common stock be limited to one hundred million (100,000,000).

IT IS FURTHER RESOLVED, that any actions taken by the Director and/or officers of the Company prior to the date of the foregoing resolutions that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of the Company.

IT IS FURTHER RESOLVED, that the Director and/or officers of the Company, be, and each of them hereby is, authorized to do and perform any and all such acts, including execution of any and all documents, deemed necessary or advisable to carry out the purposes of the foregoing resolutions.

Signed this ____ day of June 2022.

________________________________________

Joseph C. McGinley, Director

1

RESOLUTIONS

of

McGINLEY ORTHOPAEDIC INNOVATIONS, Inc.

The undersigned, being the sole Director of McGinley Orthopaedic Innovations, Inc. (the “Company”), and acting pursuant to his authority as set forth in the Articles of Incorporation of the Company dated May 13, 2022 (the “Articles”), hereby adopts the following resolutions:

WHEREAS, on May 13, 2022, the Company converted from a limited liability company to a corporation by filing Articles and a Statement of Conversion with the Wyoming Secretary of State; and

WHEREAS, such Articles authorize the Company to issue one class of common shares of stock; and

WHEREAS, such Articles require the capital stock of the Company to be fully paid and non-assessable; and

WHEREAS, the Company now wishes to establish the par value of such common stock at $0.001 per share;

NOW, THEREFORE, BE IT RESOLVED, that the par value of the Company’s shares of common stock shall be established at $0.001 per share.

IT IS FURTHER RESOLVED, that any actions taken by the Director and/or officers of the Company prior to the date of the foregoing resolutions that are within the authority conferred thereby are hereby ratified, confirmed, and approved as the acts and deeds of the Company.

IT IS FURTHER RESOLVED, that the Director and/or officers of the Company, be, and each of them hereby is, authorized to do and perform any and all such acts, including execution of any and all documents, deemed necessary or advisable to carry out the purposes of the foregoing resolutions.

Signed this ____ day of June 2022.

________________________________________

Joseph C. McGinley, Director